UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2012

CAMPBELL GLOBAL TREND FUND
(Exact name of registrant as specified in charter)

Delaware	000-50264	94-6260018
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

c/o Campbell & Company, Inc.
2850 Quarry Lake Drive
Baltimore, Maryland 21209
(Address of principal executive offices, including zip code)

(410) 413-2600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
The Campbell Global Trend Fund ("Fund") has engaged SEI Global Services, Inc. (“SEI Global”) to serve as the Fund’s Administrator. In such capacity SEI Global, commencing on or about August 31, 2012, will perform certain administrative services as determined by the General Partner, including (a) maintaining books and records related to Fund cash and position reconciliations, and portfolio transactions; (b) preparation of financial statements and other reports for the Fund; (c) calculating the net asset value of the Fund (in accordance with the General Partner valuation policies and procedures); (d) preparing certain reports to investors; (e) calculating fees payable or allocable to the Investment Manager (as applicable); and (f) performing certain other administrative and clerical services pursuant to the terms of the Administration Agreement. For purposes of determining net asset value, SEI Global will follow the valuation policies and procedures adopted by the Fund and the General Partner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAMPBELL FUND TRUST

		By:	Campbell & Company, Inc.,
its General Partner

Date:	September 5, 2012	By:	/s/ Thomas P. Lloyd
Thomas P. Lloyd
General Counsel